EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS SECOND QUARTER FISCAL YEAR 2007 RESULTS

BILLERICA, Mass. — November 6, 2006 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the second quarter fiscal year 2007 ended September 30, 2006. The Company reported revenues of $29,588,000, net income of $4,753,000, and net income per share of $0.49 for the second quarter fiscal year 2007.  This represents a 40% decrease in revenues and a $0.44 decrease in net income per share versus the second quarter of the prior fiscal year which remains the Company’s record quarter for revenues.

The current quarter earnings per share were impacted by the adoption of SFAS 123(R), “Accounting for Stock-Based Compensation,” on April 1, 2006. As a result, the company recorded a pre-tax charge of $2,153,000 ($1,840,000 after income taxes, or $0.20 per share) in the second quarter fiscal year 2007.

“AS&E ended the second quarter with strong bookings and the highest order backlog in the Company’s history,” commented Anthony Fabiano, AS&E’s President and CEO.  “We recorded backlog of $117 million — up $54 million from the previous quarter and a 54% increase for the same period last year. Significant trends for the quarter included diversifying our customer base, expanding product markets, as well as closing significant service renewal contracts.”

“ZBV bookings were bolstered by the largest single order in Company history from the U.S. Government in addition to a significant follow-on ZBV order from U.S. Customs and Border Protection (CBP). Our latest cargo product offering, the OmniView Gantry, continues to gain traction as we announced an order for our fourth system to secure a strategic facility. We continue to see a high level of new service agreements and service renewal contracts as a result of our increased install base and our high customer satisfaction ratings.”

Fabiano continued, “We have begun work with the U.S. Domestic Nuclear Detection Office (DNDO) after winning a highly competitive bid to develop the next-generation cargo inspection system. This accomplishment is a major ‘win’ for our team. We are making excellent strides to develop innovative new technologies to support critical security initiatives, while continually improving our current product offerings.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host the conference call Monday, November 6, 2006 at 11:00 a.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 1-866-770-7146 at least 10 minutes prior to its starting time. For international participants, dial +1-617-213-8068. Please tell the Operator the confirmation code: 49538398.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, November 6, 2006 at 1:00 p.m. ET for a 48-hour period by dialing 1-888-286-8010.  Internationally, please dial +1-617-801-6888. The conference identification number is 98729014. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

QUESTIONS?  If you have prepared questions, please submit them prior to the conference call via e-mail to asadowski@as-e.com or via fax to Annemarie Sadowski, at 1-978-262-8801.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z® Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs.   For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Total net sales and contract revenues	$29,588	$49,141	$59,470	$84,303

Total cost of sales and contracts	16,059	24,365	32,444	44,935
Gross profit	13,529	24,776	27,026	39,368

Expenses:
Selling, general and administrative	5,931	4,699	11,626	8,837
Research and development	1,531	2,470	3,780	4,892
Total expenses	7,462	7,169	15,406	13,729

Operating income	6,067	17,607	11,620	25,639

Other income (expense):
Interest and investment income	1,375	511	2,491	872
Interest expense	(90)	—	(189)	—
Other, net	80	11	93	25
Change in warrant valuation	207	(3,450)	2,339	(2,917)
Total other income (expense)	1,572	(2,928)	4,734	(2,020)

Income before provision for income taxes	7,639	14,679	16,354	23,619
Provision for income taxes	2,886	6,283	5,606	8,226

Net income	$4,753	$8,396	$10,748	$15,393

Income per share - Basic	$0.52	$0.99	$1.18	$1.83
Income per share - Diluted	$0.49	$0.93	$0.90	$1.72

Weighted average shares - Basic	9,094	8,475	9,083	8,425
Weighted average shares - Diluted	9,316	9,003	9,338	8,931

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2006	March 31, 2006
Assets
Current assets:
Cash and investments	$114,942	$93,870
Accounts receivable, net	27,843	25,868
Inventories	18,438	16,886
Other current assets	11,164	17,300
Total current assets	172,387	153,924

Non-current assets:
Building, equipment and leasehold improvements, net	19,967	18,717
Other assets	1,589	748
Total assets	$193,943	$173,389

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$5,024	$6,659
Warrant liability	565	—
Customer deposits	13,887	6,103
Other current liabilities	13,288	16,131
Total current liabilities	32,764	28,893

Non-current liabilities:
Lease financing liability	9,232	9,630
Warrant liability	—	4,038
Other non-current liabilities	3,825	630
Total liabilities	45,821	43,191

Total stockholders’ equity	148,122	130,198
Total liabilities and stockholders’ equity	$193,943	$173,389